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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements (File No.'s 333-131542, 333-166488, 333-171184, 333-177531 and 333-175541) of AdCare Health Systems, Inc. of our report dated March 19, 2012, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BATTELLE & BATTELLE LLP

Dayton, Ohio
March 19, 2012

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM